Exhibit 24.1

L BRANDS, INC.

POWER OF ATTORNEY

Each of the undersigned individuals, being members of the board of directors of L Brands, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints each of Samuel Fried, Stuart Burgdoerfer and Shelley Milano, acting individually, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more registration statements on:

(i) Form S-3 (the “Shelf Registration Statement”) covering the sale and issuance of the Company’s common stock, preferred stock, debt securities, guarantees of debt securities and any other securities in a registered offering or offerings, and any additional securities that may be registered under a registration statement filed pursuant to 462(b) of the Securities Act of 1933, as amended that is related to the Shelf Registration Statement; and

(ii) Form S-4 (the “Exchange Registration Statement”) relating to the exchange of $1.0 billion aggregate principal amount of 6.857% Senior Notes due 2035 (the “144A/Reg S Notes”) for newly issued notes (the “Exchange Notes”) of the Company with terms substantially identical in all material respects to the 144A/Reg S Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in interest rate) pursuant to the exchange offer contemplated in the Registration Rights Agreement dated October 30, 2015 between the Company and the initial purchasers of the 144A/Reg S Notes;

each under the Securities Exchange Act of 1933, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission so that such registration statements shall comply with the Securities Exchange Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this power of attorney as of the 5th day of November, 2015.

[Signature Pages to Follow]

/s/ Leslie H. Wexner
Name:	Leslie H. Wexner
Title:	Chairman and Chief Executive Officer

/s/ Dr. E. Gordon Gee
Name:	Dr. E. Gordon Gee
Title:	Director

/s/ Dennis S. Hersch
Name:	Dennis S. Hersch
Title:	Director

/s/ Donna A. James
Name:	Donna A. James
Title:	Director

/s/ David T. Kollat
Name:	David T. Kollat
Title:	Director

/s/ William R. Loomis, Jr.
Name:	William R. Loomis, Jr.
Title:	Director

/s/ Jeffrey H. Miro
Name:	Jeffrey H. Miro
Title:	Director

/s/ Michael G. Morris
Name:	Michael G. Morris
Title:	Director

/s/ Allan R. Tessler
Name:	Allan R. Tessler
Title:	Director

/s/ Stephen D. Steinour
Name:	Stephen D. Steinour
Title:	Director

/s/ Abigail S. Wexner
Name:	Abigail S. Wexner
Title:	Director

/s/ Raymond Zimmerman
Name:	Raymond Zimmerman
Title:	Director